UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): March 31, 2019

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1535 Faraday Avenue Carlsbad, California 92008	(760) 744-7340
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 31, 2019, Natural Alternatives International, Inc. (“NAI”) and its wholly owned subsidiary Natural Alternatives International, Europe S.A. entered into an Amended and Restated Exclusive Manufacturing Agreement (“Amended Agreement”), with The Juice Plus+ Company LLC (“Juice Plus+”). The existing agreement between NAI and Juice Plus+ ("Original Agreement") granted NAI exclusive rights to manufacture and supply Juice Plus+ with certain Juice Plus+ products within 24 countries that Juice Plus+ currently sells those products. Pursuant to the Amended Agreement the term of the Original Agreement was extended another three years through August 6, 2025, and NAI granted Juice Plus+ a monthly cash discount for the remaining term of the Original Agreement. In consideration for the discounts during the remaining term of the Original Agreement Juice Plus+ agreed to return to NAI 400,000 of the 500,000 shares of restricted common shares of NAI issued to Juice Plus+ as consideration for the Original Agreement. In consideration of the extension of the term of the Amended Agreement NAI granted Juice Plus+ monthly cash discounts during the extended term subject to Juice Plus+ meeting certain minimum annual purchase requirements during that period. The Amended Agreement may be terminated by either party only on the occurrence of specified events. A copy of the Amended Agreement is attached hereto as Exhibits 10.48, and is incorporated herein.

Item 7.01. Regulation FD Disclosure.

On April 4, 2019, the registrant issued a press release announcing entering into the Amended Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

The following Exhibits are filed with this Report.

Exhibit Number
10.48	Amended and Restated Exclusive Manufacturing Agreement
99.1	Press release of the registrant dated April 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: April 4, 2019	By: /s/ Kenneth E. Wolf
Kenneth E. Wolf
President